SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement (this "Agreement") is entered into as of February 23, 2007, by and among **Surfect Technologies, Inc.**, a Delaware corporation ("Customer"), **City National Securities, Inc.**, a California corporation ("Intermediary"), and **City National Bank**, a national banking association ("Secured Party").

RECITALS

A. Customer is opening and will maintain that certain Account No. **COL-005827** in the name **Surfect Technologies, Inc.**, a Delaware corporation (the "Securities Account") with Intermediary pursuant to an agreement between Intermediary and Customer (the "Account Agreement") and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party's security interests in the Collateral, as defined below.

NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

1. **Definitions**. As used herein:

a. The term "Collateral" shall mean (i) the Securities Account, (ii) all financial assets credited to the Securities Account, (iii) all security entitlements with respect to the financial assets credited to the Securities Account, (iv) any and all other investment property or assets maintained or recorded in the Securities Account, and (v) all substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds. The parties expressly agree that the Securities Account is a "securities account" as such term is defined in Section 8501(a) of the Code, as defined below.

b. The terms "investment property," "entitlement order," "financial asset" and "security entitlement" shall have the respective meanings set forth in the Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a "financial asset."

c. The term "Code" shall mean the Uniform Commercial Code of the State of California.

2. **Agreement for Control.** Intermediary is authorized by Customer and agrees to honor and comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests and instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.

3. **Customer's Rights With Respect to the Collateral.**

a. Until Intermediary is notified otherwise by Secured Party: (i) Customer is authorized to give to Intermediary, and Intermediary is authorized to honor from Customer, any instructions with respect to the selection of the investments in the Securities Account and the trading in connection therewith; and (ii) Intermediary may distribute to Customer only that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

b. Without Secured Party's prior written consent, except to the extent permitted in Section 3.a. above: (i) neither Customer nor any other party may withdraw, transfer, trade, redeem, liquidate or otherwise dispose of any Collateral in the Securities Account, and (ii) Intermediary shall not comply with any entitlement order or other order or instruction given by Customer or any other party (other than Secured Party) with respect to the Collateral in the Securities Account.

c. Upon receipt of either written or oral notice from Secured Party, Intermediary shall (i) promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Securities Account, from Customer and all other parties (other than Secured Party), and (ii) not make any further distributions of any of the Collateral to Customer or any other party (other than Secured Party), nor permit any further voluntary changes in the financial assets.

4. **Intermediary's Representations, Warranties and Covenants.**

a. Intermediary represents and warrants to Secured Party that: (i) the Securities Account is maintained with Intermediary solely in Customer's name as specified in Recital A above; (ii) the Securities Account is a cash account and Intermediary will not advance any margin or other credit to Debtor nor hypothecate any financial assets carried in the Account; and (iii) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except (x) the security interests in favor of Secured Party and (y) Intermediary's liens securing fees and charges, or payment for open trade commitments, as described in Section 4.b. below.

b. Intermediary agrees that any claim to, security interest in, lien upon, or right of offset with respect to, any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary's liens securing: (i) fees and charges owed by Customer with respect to the operation and maintenance of the Securities Account; and (ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account, if such purchases are permitted hereunder.

5. **Agreement of Intermediary and Customer:** Intermediary and Customer agree that:

a. Intermediary shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer's accounts with Intermediary to whom or which Intermediary is legally required to provide information.

b. Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party. Such statements shall be sent to Customer and Secured Party at the address for each set forth in this Agreement.

c. Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien upon any of the Collateral.

d. Without Secured Party's prior written consent, Intermediary shall not change the name or account number of the Securities Account. Customer agrees that Secured Party may change the name of the Securities Account to "City National Bank, as secured party, for the benefit of Customer" or similar name.

e. Neither Intermediary nor Customer shall terminate the Account Agreement without giving thirty (30) days' prior written notice to Secured Party.

6. **Miscellaneous.**

a. This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

b. As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

c. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the following address or facsimile number:

"Intermediary"	City National Securities, Inc. 400 North Roxbury Drive, 6th Floor Beverly Hills, California 90210
"Customer"	Surfect Technologies, Inc., a Delaware corporation 12000 Candelaria Blvd., NE, Suite G Albuquerque, New Mexico 87112
"Secured Party"	City National Bank Westside Commercial Banking Services #673 1950 Avenue of the Stars, First Floor Los Angeles, California 90067

or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

d. The prevailing party in the prosecution of defense of any action arising out of this Agreement, including any action for declaratory relief, shall be reimbursed by the party whose course of action necessitated such prosecution or defense for all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the prevailing party's in-house counsel), expended or incurred by the prevailing party in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding, bankruptcy proceeding or otherwise.

e. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Intermediary may not assign its obligations hereunder without Secured Party's prior written consent. This Agreement may be amended or modified only in writing signed by all parties hereto.

f. This Agreement shall terminate upon: (i) receipt by Intermediary of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (ii) termination of the Account Agreement pursuant to Section 5.c. hereof and Intermediary's delivery of all Collateral to Secured Party or its designee in accordance with Secured Party's written instructions.

g. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

"Intermediary"

City National Securities, Inc.,
a California corporation

By: [signature]
Connie Serrato
Vice President

"Customer"

Surfect Technologies, Inc., a
Delaware corporation

By: [signature]
Steve Anderson
President/C.E.O./Secretary

"Secured Party"

City National Bank, a national banking
association

By: [signature]
Ellyn Keldsen
Senior Vice President